INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Pinpoint Recovery Solutions Corp. on Form S-1, which is Amendment # 2 to Form SB-2 (File No. 333-146970) of our report dated February 26, 2007 with respect to our audits of the financial statements of S.A.L.T. Payroll Consultants, Inc. as of and for the years ended December 31, 2006 and 2005, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP

New York, New York
February 7, 2008